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                                                                    EXHIBIT 10.4

                             AMENDMENT NUMBER ONE TO
                                ROCK-TENN COMPANY
                        1993 EMPLOYEE STOCK PURCHASE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)

         Pursuant to the power reserved in Section 17 of the Rock-Tenn Company 1993 Employee Stock Purchase Plan (as amended and restated effective January 1,
1998), Rock-Tenn Company hereby amends Section 5 of the Plan to read as follows:

                  "Stock Available for Options.

                  One million shares of Stock shall (subject to shareholder approval) be added effective November 1, 2000 to the number of shares of Stock then available under this Plan. All such shares of Stock shall be available for purchase from Rock-Tenn upon the exercise of options granted under Section 9 of this Plan, and any shares of Stock which are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Exercise Date shall again become available for purchase under this Plan."

         This Amendment Number One shall be effective November 1, 2000, but no shares covered by this Amendment Number One shall be issued absent the approval of this Amendment Number One by Rock-Tenn Company's shareholders at the 2001 Annual Meeting of such shareholders.

                                                      ROCK-TENN COMPANY

                                                  By: /s/ ROBERT B. MCINTOSH
                                              ----------------------------------
                                                      Robert B. McIntosh
                                                    Date: October 27, 2000